Q3 2026 Earnings Supplemental September 30, 2026 Exhibit 99.2

About Chiron 3 Quarterly Highlights and Recent Events 4 Consolidated Balance Sheets 5 Consolidated Statements of Operations 6 Reconciliations of Non-GAAP Measures Funds From Operations, Core FFO, and Funds Available for Distribution 7 Net Operating Income, Cash Net Operating Income, EBITDAre and Adjusted EBITDAre 8 Capitalization Summary 9 Leverage Statistics and Selected Debt Covenant Performance 10 Portfolio Information Portfolio Overview 11 SHOP Overview 12 Outpatient Medical Overview 13 Outpatient Medical Same-Property Performance and Reconciliations 14 Outpatient Medical Lease Expiration Schedule and Leasing Rollforward 15 Outpatient Medical Portfolio Concentrations 16 Investment Activity and Capital Expenditures 17 Components of Net Asset Value 18 Definitions 19-21 Table of Contents * All per share, per share and unit, and weighted average share and unit amounts have been adjusted to reflect the impact of the reverse stock split. FORWARD-LOOKING STATEMENTS Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, our ability to refinance our indebtedness, expected financial performance (including future cash flows associated with our joint ventures, mezzanine loans, new tenants or the expansion of current properties), future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, including the expected lease-up, occupancy, revenue and expense performance of our seniors housing operating properties, the expected timing of completion, cost and performance of development projects and land held for development, and projected or stabilized yields on our investments, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions or the future performance of any such acquisitions, and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom; and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement. Third Quarter 2026 Supplemental Reporting 2

About Chiron Chiron Real Estate (NYSE: XRN) is a real estate investment trust (REIT) focused on investing in the future of healthcare. At Chiron, we strive to deliver value at the intersection of care, capital and real estate. $1.7bn $107.6m 183 4.6m 292 Gross Assets Cash NOI (Annualized) Property Count OM Square Feet SHOP Homes Executive Officers Mark Decker, Jr. Chief Executive Officer & President Robert Kiernan Chief Financial Officer & Treasurer Matthew Whitlock Chief Investment Officer Bobby Zeiller Chief Development Officer and Head of Seniors Housing Aaron Roseth Chief Operating Officer Danica Holley Chief Administrative Officer Jamie Barber General Counsel & Corporate Secretary Board of Directors Charles Fitzgerald Chairman of the Board Lori Wittman Audit Committee Chair Paula Crowley Compensation Committee Chair Matthew Cypher, Ph.D. Nominating & Corporate Governance Committee Chair Mark Decker, Jr. Chief Executive Officer & President Jeffrey Busch Director Zhang Huiqi Director Analyst Coverage Gaurav Mehta Alliance Global Partners John Massocca B Riley Wes Golladay Baird Juan Sanabria BMO Kai Klose Berenberg Richard Anderson Cantor Fitzgerald Aaron Hecht Citizens Barry Oxford Colliers Rob Simone Compass Point Rob Stevenson Huntington Austin Wurschmidt Keybanc David Rodgers Raymond James Contact Investor Relations Email: investors@chironre.com Website: www.chironre.com Phone: 202.524.6869 Transfer Agent Equiniti Trust Company – 800.468.9716 Third Quarter 2026 Supplemental Reporting 3

Quarterly Highlights Operating Highlights • Reported quarterly net loss attributable to common stockholders of $8.9 million, or $0.67 per share, as compared to net loss of $6.0 million, or $0.45 per share, in the comparable prior year period. • Reported quarterly funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) of $0.50 per share and unit, as compared to $1.00 per share and unit in the comparable prior year period. • Reported core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”) of $0.75 per share and unit, as compared to $1.12 per share and unit in the comparable prior year period. • Third quarter same-property cash net operating income (“Same-Property Cash NOI”) growth was +1.6% on a year-over-year basis. Tenant Update • In September 2026 the bankruptcy court approved White Rock Medical Center LLC’s (“White Rock”) plan of reorganization, which included affirming our leases. In connection with the lease affirmations, the Company agreed to a cure amount of approximately $2.6 million, payable over time from available cash generated by hospital operations, with any remaining balance due no later than five years following the effective date. * All per share, per share and unit, and weighted average share and unit amounts have been adjusted to reflect the impact of the reverse stock split. Recent Events Third Quarter Investments and Dispositions • Daleville Mezzanine Loan: Completed the initial funding of a $2.2 million mezzanine loan for the development of a fully pre-leased medical facility in Daleville, VA. The loan bears interest at 12% during its initial 24-month term. • Reston Land: Acquired a 22-acre parcel in Reston, VA for $15.4 million, zoned for up to 131 seniors housing homes. • Vernon Asset Sale: Sold an administrative asset located in Vernon, CT for $1.9 million, resulting in a loss on sale of $0.3 million. Subsequent Investment and Disposition Activity • The Pinnacle: Acquired a luxury seniors housing community in North Bethesda, MD for $173.2 million. The newly constructed community opened in June 2026 and management expects stabilization at a yield- on-cost of greater than 7% in 2029. Third Quarter 2026 Supplemental Reporting 4

Consolidated Balance Sheets (Amounts in thousands)

Assets	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Land	$ 199,487	$ 184,445	$ 169,917	$ 169,917	$ 171,349
Building	1,139,309	1,140,464	1,073,953	1,072,124	1,087,622
Furniture, Fixtures, and Equipment	5,965	5,936	—	—	—
Site Improvements	24,958	24,667	25,783	25,741	25,065
Tenant Improvements	70,093	69,680	81,168	80,397	79,979
Acquired Lease Intangible Assets	140,484	140,461	144,573	144,573	144,696
Gross Real Estate Assets	**$ 1,580,296**	**$ 1,565,653**	**$ 1,495,394**	**$ 1,492,752**	**$ 1,508,711**
Accumulated Depreciation and Amortization	(331,769)	(315,923)	(353,309)	(338,096)	(327,248)
Investment in Real Estate, net	**$ 1,248,527**	**$ 1,249,730**	**$ 1,142,085**	**$ 1,154,656**	**$ 1,181,463**
Cash and Cash Equivalents	13,451	10,658	8,183	9,084	7,123
Restricted Cash	2,448	2,263	2,778	2,805	2,717
Real Estate Loans Receivable, net	4,385	3,024	—	—	—
Tenant and Resident Receivables, net	7,323	6,787	6,800	7,225	7,945
Deferred Assets	22,206	22,041	29,953	28,907	29,205
Derivative Assets	21,386	10,898	7,218	6,102	7,467
Investment in Unconsolidated Joint Ventures	33,243	32,591	8,902	1,781	1,846
Other Assets	45,987	33,786	32,100	31,905	35,472
Total Assets	**$ 1,398,956**	**$ 1,371,778**	**$ 1,238,019**	**$ 1,242,465**	**$ 1,273,238**

Liabilities and Equity	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Credit Facility, net	$ 660,678	$ 632,021	$ 662,314	$ 652,699	$ 708,482
Notes Payable	1,037	1,096	1,096	1,153	1,153
Accounts Payable and Accrued Expenses	21,777	20,970	15,022	18,289	17,808
Dividends Payable	8,928	8,906	12,708	12,484	12,051
Acquired Lease Intangible Liabilities, net	3,272	3,816	4,375	4,944	5,516
Other Liabilities	23,026	20,904	21,854	22,831	22,400
Total Liabilities	**$ 718,718**	**$ 687,713**	**$ 717,369**	**$ 712,400**	**$ 767,410**
Preferred Stock	220,215	220,225	124,106	124,106	74,959
Common Stock	13	13	13	13	13
Additional Paid-in Capital	729,949	729,514	729,514	729,514	735,416
Accumulated Deficit	(318,925)	(303,703)	(360,640)	(349,965)	(332,566)
Accumulated Other Comprehensive Income	21,386	10,898	7,218	6,102	7,467
Total Chiron Stockholders' Equity	**$ 652,638**	**$ 656,947**	**$ 500,211**	**$ 509,770**	**$ 485,289**
Noncontrolling Interest	27,600	27,118	20,439	20,295	20,539
Total Equity	**$ 680,238**	**$ 684,065**	**$ 520,650**	**$ 530,065**	**$ 505,828**
Total Liabilities and Equity	**$ 1,398,956**	**$ 1,371,778**	**$ 1,238,019**	**$ 1,242,465**	**$ 1,273,238**

Third Quarter 2026 Supplemental Reporting 5

Consolidated Statements of Operations (Amounts in thousands, except per-share data)

	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Revenues					
Rental Revenue	$ 33,515	$ 37,060	$ 38,021	$ 38,171	$ 37,036
Resident Fees and Services	6,239	1,841	—	—	—
Other Income	581	846	43	221	193
Total Revenue	**$ 40,335**	**$ 39,747**	**$ 38,064**	**$ 38,392**	**$ 37,229**
Expenses					
General and Administrative	7,704	5,221	5,089	5,493	4,860
Operating Expenses	14,135	10,034	9,250	8,595	8,224
Depreciation and Amortization Expense	16,169	15,276	14,827	14,916	15,008
Interest Expense	8,308	8,806	7,233	8,403	8,175
Total Expenses	**$ 46,316**	**$ 39,337**	**$ 36,399**	**$ 37,407**	**$ 36,267**
Other Income (Expense)					
(Loss) Gain on Sale of Investment Properties	(259)	71,881	—	(372)	294
Impairment of Investment Property	—	—	—	(6,733)	(6,281)
Equity Income (Loss) from Unconsolidated Joint Ventures	505	(10)	(11)	(27)	(33)
Total Other Income (Expense)	**$ 246**	**$ 71,871**	**$ (11)**	**$ (7,132)**	**$ (6,020)**
Net (Loss) Income	**$ (5,735)**	**$ 72,281**	**$ 1,654**	**$ (6,147)**	**$ (5,058)**
Preferred Stock Dividends	(3,980)	(2,982)	(2,473)	(1,915)	(1,455)
Net Loss (Income) Attributable to Noncontrolling Interest	852	(6,009)	70	643	512
Net (Loss) Income Attributable to Common Stockholders	**$ (8,863)**	**$ 63,290**	**$ (749)**	**$ (7,419)**	**$ (6,001)**
Net (Loss) Income Attributable to Common Stockholders per Share – Basic and Diluted	$ (0.67)	$ 4.78	$ (0.06)	$ (0.55)	$ (0.45)
Weighted Average Common Shares Outstanding – Basic and Diluted	13,240	13,235	13,235	13,371	13,393

Third Quarter 2026 Supplemental Reporting 6

Reconciliation of Non-GAAP Measures (Amounts in thousands, except per-share data)

FFO, Core FFO, FAD	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Net (Loss) Income	$ (5,735)	$ 72,281	$ 1,654	$ (6,147)	$ (5,058)
Preferred Stock Dividends	(3,980)	(2,982)	(2,473)	(1,915)	(1,455)
Depreciation and Amortization Expense	16,145	15,251	14,802	14,892	14,983
Loss (Gain) on Sale of Investment Properties	259	(71,881)	—	372	(294)
Impairment of Investment Properties	—	—	—	6,733	6,281
Depreciation and Amortization Expense from Unconsolidated Joint Ventures	591	73	73	73	73
FFO Attributable to Common Shares & NCI	**$ 7,280**	**$ 12,742**	**$ 14,056**	**$ 14,008**	**$ 14,530**
Amortization of Above (Below) Market Leases, Net	100	150	146	143	113
Straight Line Deferred Rental Revenue	(108)	122	(204)	(252)	(332)
Stock-Based Compensation Expense	1,642	1,378	1,229	1,410	1,207
Amortization of Debt Issuance Costs	657	707	807	1,322	554
Severance and Transition Related Expense[1]	1,993	—	—	273	—
Reverse Stock Split Expense	—	—	—	—	170
Other Adjustments from Unconsolidated Joint Ventures	(704)	2	(19)	(6)	—
Core FFO Attributable to Common Shares & NCI	**$ 10,860**	**$ 15,101**	**$ 16,015**	**$ 16,898**	**$ 16,242**
FAD Capital Expenditures	(3,728)	(3,398)	(2,694)	(3,707)	(4,420)
FAD Attributable to Common Shares & NCI	**$ 7,132**	**$ 11,703**	**$ 13,321**	**$ 13,191**	**$ 11,822**
Weighted Average Shares and Units Outstanding:					
Weighted Average Common Shares	13,240	13,235	13,235	13,371	13,393
Weighted Average OP Units	441	444	444	444	447
Weighted Average LTIP Units	825	806	750	701	714
Weighted Average Shares & Units Outstanding - Basic and Diluted	**14,506**	**14,485**	**14,429**	**14,516**	**14,554**
Per Share Amounts (Basic and Diluted):					
Net (Loss) Income Per Share	$ (0.67)	$ 4.78	$ (0.06)	$ (0.55)	$ (0.45)
FFO Per Share and Unit	$ 0.50	$ 0.88	$ 0.97	$ 0.97	$ 1.00
Core FFO Per Share and Unit	$ 0.75	$ 1.04	$ 1.11	$ 1.16	$ 1.12

(1) For the 3Q 2026, includes $1.2 million of current and future cash payments and $0.8 million in accelerated stock-based compensation expense related to a separation agreement.

Third Quarter 2026 Supplemental Reporting 7

Reconciliation of Non-GAAP Measures (continued) (Amounts in thousands)

NOI and Cash NOI	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Net (Loss) Income	$ (5,735)	$ 72,281	$ 1,654	$ (6,147)	$ (5,058)
General and Administrative Expense	7,704	5,221	5,089	5,493	4,860
Depreciation and Amortization Expense	16,169	15,276	14,827	14,916	15,008
Interest Expense	8,308	8,806	7,233	8,403	8,175
Loss (Gain) on Sale of Investment Properties	259	(71,881)	—	372	(294)
Impairment of Investment Properties	—	—	—	6,733	6,281
Proportionate Share of Unconsol. JV Adj.	222	114	92	106	113
NOI	**$ 26,927**	**$ 29,817**	**$ 28,895**	**$ 29,876**	**$ 29,085**
Amortization of Above (Below) Market Leases, Net	100	150	146	143	113
Straight Line Deferred Rental Revenue	(108)	122	(204)	(252)	(332)
Proportionate Share of Unconsol. JV Adj.	(30)	(2)	(2)	(2)	(2)
Cash NOI	**$ 26,889**	**$ 30,087**	**$ 28,835**	**$ 29,765**	**$ 28,864**

EBITDA*re* and Adj. EBITDA*re*	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Net (Loss) Income	$ (5,735)	$ 72,281	$ 1,654	$ (6,147)	$ (5,058)
Interest Expense	8,308	8,806	7,233	8,403	8,175
Depreciation and Amortization Expense	16,169	15,276	14,827	14,916	15,008
Loss (Gain) on Sale of Investment Properties	259	(71,881)	—	372	(294)
Impairment of Investment Properties	—	—	—	6,733	6,281
Proportionate Share of Unconsol. JV Adj.	880	112	111	113	112
EBITDA*re*	**$ 19,881**	**$ 24,594**	**$ 23,825**	**$ 24,390**	**$ 24,224**
Amortization of Above (Below) Market Leases	100	150	146	143	113
Stock-Based Compensation Expense	1,642	1,378	1,229	1,410	1,207
Severance and Transition Related Expense[(1)]	1,993	—	—	273	—
Reverse Stock Split Expense	—	—	—	—	170
Proportionate Share of Unconsol. JV Adj.	(658)	2	(19)	(5)	—
Adjusted EBITDA*re*	**$ 22,958**	**$ 26,124**	**$ 25,181**	**$ 26,211**	**$ 25,714**
Adjusted EBITDAre, Annualized	*$ 91,832*	*$ 104,496*	*$ 100,724*	*$ 104,844*	*$ 102,856*

(1) For the 3Q 2026, includes $1.2 million of current and future cash payments and $0.8 million in accelerated stock-based compensation expense related to a separation agreement.

Third Quarter 2026 Supplemental Reporting 8

Capitalization Summary (Amounts in thousands)

Total Capitalization	Shares	Price[1]	Value
Common Stock (NYSE: XRN)	13,247	$ 34.76	$ 460,466
OP Units	435	$ 34.76	15,121
Vested LTIP Units	612	—	—
Total Equity Capitalization	**14,294**		**$ 475,586**
Consolidated Debt (Gross)	—	—	670,037
Preferred Stock			
Series A (7.50%) (NYSE: XRN PrA)	3,105	$ 25.00	77,625
Series B (8.00%) (NYSE: XRN PrB)	2,050	$ 25.00	51,250
Series C (6.00%)	1,000	$ 100.00	100,000
Total Capitalization			**$ 1,374,498**

(1) Equity Capitalization Price based on the closing share price of the Company's common stock on September 30, 2026 of $34.76 per share. LTIP units are issued as equity compensation to employees and directors of the Company, and as such, have no capital value associated to them. Preferred Stock price reflects liquidation preference.

Debt Summary	Balance	Rate[1]	Type[2]	Maturity
Unsecured Credit Facility:				
Revolving Credit Facility	$ 169,000	5.06%	Floating	10/2030
Term Loan A-1	100,000	4.50%	Fixed	10/2029
Term Loan A-2	100,000	4.54%	Fixed	10/2030
Term Loan A-3	150,000	4.58%	Fixed	04/2031
Term Loan B	150,000	3.79%	Fixed	02/2028
Other Debt	1,037	5.07%	Fixed	07/2033
Total Consolidated Debt (Gross)	**$ 670,037**	**4.51%**	**75% Fixed**	**3.4 years**
Cash and Cash Equivalents	(13,451)			
Net Consolidated Debt (Gross)	**$ 656,586**			

(1) Unsecured Credit Facility Rates reflect the effects of interest rate swap agreements and a borrowing spread based on the Company's current overall leverage ratio as defined in the Credit Facility Agreement.
(2) Includes the effects of interest rate swap agreements.

Hedging Summary	Notional	Pay Fixed	Receive	Applicable Term
Term Loan A-1	$ 100,000	3.24%	SOFR	Current – 10/2029
Term Loan A-2	$ 100,000	3.28%	SOFR	Current – 10/2030
Term Loan A-3	$ 150,000	3.32%	SOFR	Current – 04/2031
Term Loan B	$ 150,000	2.54%	SOFR	Current – 02/2028

Third Quarter 2026 Supplemental Reporting 9

Leverage Statistics (Amounts in thousands)

	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Consolidated Debt	$ 670,037	$ 642,096	$ 673,096	$ 664,328	$ 712,853
Cash and Cash Equivalents	(13,451)	(10,658)	(8,183)	(9,084)	(7,123)
Net Consolidated Debt	**$ 656,586**	**$ 631,438**	**$ 664,913**	**$ 655,244**	**$ 705,730**
Preferred Stock	228,875	228,875	128,875	128,875	77,625
Net Consolidated Debt + Preferred Stock	**$ 885,461**	**$ 860,313**	**$ 793,788**	**$ 784,119**	**$ 783,355**
Adjusted EBITDA*re* – *Annualized*	$ 91,832	$ 104,496	$ 100,724	$ 104,844	$ 102,856
Net Consolidated Debt / Ann. Adj. EBITDA*re*	**7.1x**	**6.0x**	**6.6x**	**6.2x**	**6.9x**
Net Debt + Preferred / Ann. Adj. EBITDA*re*	**9.6x**	**8.2x**	**7.9x**	**7.5x**	**7.6x**
Adjusted EBITDA*re*	$ 22,958	$ 26,124	$ 25,181	$ 26,211	$ 25,714
Interest Expense	8,308	8,806	7,233	8,403	8,175
Interest Coverage Ratio	**2.8x**	**3.0x**	**3.5x**	**3.1x**	**3.1x**
Cash Interest Expense	$ 7,582	$ 8,031	$ 6,360	$ 7,014	$ 7,556
Secured Debt Principal Amortization	60	—	57	—	92
Preferred Stock Dividends	3,980	2,982	2,473	1,915	1,455
Total Fixed Charges	**$ 11,622**	**$ 11,013**	**$ 8,890**	**$ 8,929**	**$ 9,103**
Adjusted EBITDA*re*	22,958	26,124	25,181	26,211	25,714
Fixed Charge Coverage Ratio	**2.0x**	**2.4x**	**2.8x**	**2.9x**	**2.8x**
Cash and Cash Equivalents	$ 13,451	$ 10,658	$ 8,183	$ 9,084	$ 7,123
Availability Under Credit Facility	400,000	400,000	400,000	400,000	400,000
Outstanding Credit Facility Borrowings	(169,000)	(141,000)	(172,000)	(163,175)	(211,700)
Total Liquidity	**$ 244,451**	**$ 269,658**	**$ 236,183**	**$ 245,909**	**$ 195,423**

Selected Debt Covenant Performance

Metric	Calculation	Required	3Q 2026
Total Leverage Ratio	Total Debt / Total Assets	≤ 60%	41.2%
Secured Leverage Ratio	Secured Debt / Total Assets	≤ 30%	0.0%
Unsecured Leverage Ratio	Unsecured Debt / Unencumbered Assets	≤ 60%	43.2%
Fixed Charge Coverage Ratio	Total EBITDA / Fixed Charges	≥ 1.50x	2.4x
Unsecured Interest Coverage Ratio	Unencumbered NOI / Unsecured Interest	≥ 1.50x	2.1x

Third Quarter 2026 Supplemental Reporting 10

Portfolio Overview (dollars in thousands)

Asset Type	Assets	GLA / Homes	Leased / Occupied[1]	3Q 2026 Cash NOI[2]	% of Cash NOI
Outpatient Medical (OM)	181	4,622,932	93.6%	$ 25,281	94.4%
Seniors Housing Operating Properties (SHOP)	2	292	64.4%	696	2.6%
Consolidated Portfolio	**183**			**$ 25,977**	**97.0%**
Joint Ventures				698	2.6%
Mezzanine Loans				112	0.4%
Total				**$ 26,787**	**100.0%**

(1) Occupancy for SHOP is reported as quarterly average, and OM occupancy is reported on a quarter-end spot basis.
(2) Excludes Cash NOI attributable to assets not owned as of quarter end.

Same-Property Cash NOI Performance	Assets	3Q 2026	3Q 2025	Δ %
OM	181	$ 24,932	$ 24,529	+ 1.6%
SHOP	—	—	—	—
Total Same-Property Performance	**181**	**$ 24,932**	**$ 24,529**	**+ 1.6%**

Joint Ventures	Assets	Gross Asset Value	% Share	XRN Share of Cash NOI
Active Adult Joint Ventures[1]	2	$ 46,558	49.0%	$ 0
IRF Joint Venture	7	220,452	15.0%	597
Heitman OM Joint Venture	3	45,447	12.5%	101
Joint Ventures				**$ 698**

(1) Comprised of the Maple Grove and Hudson active adult community JVs in Minnesota, which are currently under development and expected to be completed in 2027.

Mezzanine Loans	Amount Outstanding	Rate	Maturity	XRN Share of Cash NOI
Fort Myers Medical Facility[1]	$ 3,000	12.0%	2Q 2028	$ 90
Daleville Medical Facility[2]	1,287	12.0%	3Q 2028	22
Mezzanine Loans	**$ 4,287**			**$ 112**

(1) Full commitment value of $3.0 million.
(2) Full commitment value of $2.2 million.

Third Quarter 2026 Supplemental Reporting 11

SHOP Overview (Consolidated Portfolio, dollars in thousands except RevPOR / ExPOR calculations)

Total Portfolio	3Q 2026	2Q 2026[1]	1Q 2026	4Q 2025	3Q 2025
Properties	2	2	—	—	—
Total Homes Available	292	292	—	—	—
Average Occupancy[2]	64.4%	58.8%	—	—	—
Cash revenue	$ 6,239	$ 1,841	—	—	—
Operating expenses	(5,543)	(1,575)	—	—	—
Cash NOI	**$ 696**	**$ 266**	**—**	**—**	**—**
Cash NOI Margin	11.2%	14.4%	—	—	—
RevPOR	**$ 11,064**	**$ 10,722**	**—**	**—**	**—**
ExPOR	**9,828**	**9,174**	**—**	**—**	**—**

(1) Both SHOP assets were acquired as of 6/1/2026; occupancy, revenue, expenses, and the associated RevPOR and ExPOR calculations are based on 1 month of activity.

(2) Includes The Riviera, a newly delivered community that opened March 2026.

Assets	Operator	MSA	Homes	Spot Occupancy 9-30-2026
The Landing	Greystone	Washington DC	163	96.9%
The Riviera	Greystone	Washington DC	129	28.7%
Total			**292**	**66.8%**

Community Mix	Homes	%	Private Pay %	Spot Occupancy 9-30-2026
Independent Living	129	44%	100%	28.7%
Assisted Living	129	44%	100%	97.7%
Memory Care	34	12%	100%	94.1%
Total	**292**	**100%**	**100%**	**66.8%**

Third Quarter 2026 Supplemental Reporting 12

Outpatient Medical Overview (Dollars in thousands)

Asset Type	Assets	GLA	Leased Rate	Term[1]	3Q26 Cash NOI[2]
Single-Tenant	121	2,586,203	99.3%	4.8	$ 17,093
Multi-Tenant	60	2,036,729	86.5%	4.3	8,188
Total Outpatient	**181**	**4,622,932**	**93.6%**	**4.6**	**$ 25,281**

(1) Years of lease term remaining weighted by Annualized Base Rent.
(2) Excludes Cash NOI attributable to assets not owned as of quarter end.

Campus Proximity	GLA	% Ground Lease
On Campus / Adjacent	1,482,479	34.8%
Affiliated[1]	1,778,277	9.5%
Unaffiliated	1,362,176	0.0%
Total Outpatient	**4,622,932**	**14.8%**

(1) Represents off campus assets anchored by a health system.

Lease Escalators	Avg. Escalator[1]
Single-Tenant	2.3%
Multi-Tenant	2.2%
Total Outpatient	**2.2%**

(1) Weighted by Annualized Base Rent. Includes 9.0% of portfolio leases subject to a CPI based escalator. Such leases assume a CPI growth rate of +3.7%.

Lease Type	% of ABR
Absolute / Triple Net	91.7%
Modified Gross	5.1%
Gross	3.2%

Third Quarter 2026 Supplemental Reporting 13

Outpatient Medical Same-Property Performance (Amounts in thousands)

	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Rental and Related Revenues[1]	$ 33,488	$ 33,272	$ 33,816	$ 33,543	$ 32,383
Operating Expenses	(8,556)	(8,293)	(9,108)	(8,270)	(7,854)
Same-Property Cash NOI	**$ 24,932**	**$ 24,979**	**$ 24,708**	**$ 25,273**	**$ 24,529**
NOI Margin	74%	75%	73%	75%	76%
Leased Rate	93.6%	94.7%	94.8%	95.6%	95.0%

	Year-Over-Year Comparison			**Sequential Comparison**		
	3Q 2026	3Q 2025	Change	3Q 2026	2Q 2026	Change
Rental and Related Revenues[1]	$ 33,488	$ 32,383	+ 3.4%	$ 33,488	$ 33,272	+ 0.6%
Operating Expenses	(8,556)	(7,854)	+ 8.9%	(8,556)	(8,293)	+ 3.2%
Same-Property Cash NOI	**$ 24,932**	**$ 24,529**	**+ 1.6%**	**$ 24,932**	**$ 24,979**	**(0.2%)**

(1) Rental and Related Revenues include base rent and operating expense recoveries.

Outpatient Medical Same-Property Reconciliations (Dollars in thousands)

Same-Property Portfolio	Count	GLA	% GLA
Total Outpatient	181	4,622,932	100.0%
Excluded Assets	—	—	—%
Assets Not Held for All Periods	—	—	—%
Same-Property Portfolio	**181**	**4,622,932**	**100.0%**

Reconciliation from Cash NOI	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Cash NOI	**$ 26,889**	**$ 30,087**	**$ 28,835**	**$ 29,765**	**$ 28,864**
Outpatient Assets Not Held for All Periods	18	(3,894)	(4,005)	(4,194)	(4,064)
SHOP Assets	(696)	(266)	—	—	—
Lease Termination Fees	(260)	—	—	(125)	(117)
Joint Ventures and Other Cash NOI	(1,019)	(948)	(122)	(173)	(154)
Same-Property Cash NOI	**$ 24,932**	**$ 24,979**	**$ 24,708**	**$ 25,273**	**$ 24,529**

Third Quarter 2026 Supplemental Reporting 14

Outpatient Medical Lease Expiration Schedule (Dollars in thousands)

Year	# Leases	GLA	% GLA	ABR	% ABR	Rate[1]
2026	16	63,257	1.4%	$ 1,106	1.1%	$ 17.48
2027	59	590,224	12.8%	14,602	14.3%	24.74
2028	53	257,720	5.6%	6,685	6.6%	25.94
2029	68	746,102	16.1%	19,293	18.9%	25.86
2030	70	737,443	16.0%	16,086	15.8%	21.81
2031	67	611,770	13.2%	13,288	13.0%	21.72
2032	16	102,837	2.2%	2,388	2.3%	23.22
2033	25	350,144	7.6%	8,783	8.6%	25.08
2034	12	140,614	3.0%	4,123	4.0%	29.32
2035	10	118,170	2.6%	3,043	3.0%	25.75
Thereafter	27	610,101	13.2%	12,691	12.4%	20.80
Total Leased	**423**	**4,328,382**	**93.6%**	**$ 102,088**	**100.0%**	**$ 23.59**
Vacant		294,550				
Total		**4,622,932**				
Leased Rate[2]		93.6%				
Remaining Term		4.6 Years				

(1) Reflects Annual Base Rent as of quarter end divided by expiring area.
(2) Includes 8,016 of SF that is leased but not yet occupied.

Outpatient Medical Leasing Rollforward

Total GLA	3Q 2026
Beginning of Quarter	4,644,832
Acquired Area	—
Sold Area	(22,550)
Remeasurements	650
End of Quarter	**4,622,932**

Leased GLA	3Q 2026
Beginning of Quarter	4,400,279
Net Absorption	(49,347)
Net Leased Area Acquired (Sold)	(22,550)
End of Quarter	**4,328,382**

Leasing Volume	3Q 2026
Lease Expirations	(388,091)
Renewals and Extensions	288,818
Tenant Retention	***74%***
New Leases	49,541
Remeasurements	385
Net Absorption	***(49,347)***

Third Quarter 2026 Supplemental Reporting 15

Outpatient Medical Tenant Concentrations (Dollars in thousands)

Tenant / Parent	Leased GLA	% Total	ABR	% ABR	Term[1]
Memorial Health	155,600	3.6%	$ 5,938	5.8%	4.4
Trinity Health	398,865	9.2%	5,805	5.7%	4.1
LifePoint Health	93,255	2.2%	5,199	5.1%	1.2
Tenet Healthcare	129,698	3.0%	3,538	3.5%	4.0
TeamHealth	173,371	4.0%	3,523	3.5%	1.0 [2]
Christus Health	84,674	2.0%	2,951	2.9%	13.6
White Rock	236,314	5.5%	2,749	2.7%	11.4
Select Medical	43,134	1.0%	2,332	2.3%	1.8
McKesson	74,521	1.7%	2,211	2.2%	7.4
Pediatrics Plus	93,808	2.2%	2,165	2.1%	3.2
Top 10 Tenants	**1,483,240**	**34.3%**	**$ 36,411**	**35.7%**	**4.8**
All Other	2,845,142	65.7%	65,677	64.3%	4.5
Outpatient Medical Portfolio	**4,328,382**	**100.0%**	**$ 102,088**	**100.0%**	**4.6**

(1) Years of lease term remaining weighted by Annualized Base Rent.
(2) Tenant is a government contractor with a rolling one-year termination right.

Outpatient Medical Geographic Concentrations (Dollars in thousands)

States	# Properties	GLA	% Total	ABR	% ABR
Texas	16	639,740	13.8%	$ 17,995	17.6%
Florida	34	513,029	11.1%	13,092	12.8%
Ohio	18	423,625	9.2%	9,180	9.0%
Illinois	14	259,140	5.6%	6,273	6.1%
Iowa	5	428,614	9.3%	6,113	6.0%
Michigan	13	308,014	6.7%	6,020	5.9%
Virginia	3	269,441	5.8%	5,612	5.5%
Arizona	8	239,261	5.2%	4,273	4.2%
Pennsylvania	9	164,222	3.6%	3,491	3.4%
California	5	92,282	2.0%	3,347	3.3%
Top 10 States	**125**	**3,337,368**	**72.2%**	**$ 75,394**	**73.9%**
All Other	56	1,285,564	27.8%	26,694	26.1%
Outpatient Medical Portfolio	**181**	**4,622,932**	**100.0%**	**$ 102,088**	**100.0%**

Third Quarter 2026 Supplemental Reporting 16

Investment Activity (Dollars in thousands)

Acquisitions / Loans	Type	Transaction Date[1]	Homes / GLA[2]	Price[3] / Proceeds	Cash Yield
Maple Grove Active Adult[4]	JV	Jan. 2026	132	$ 7,094	7.0%[5]
Fort Myers Mezzanine Loan	Loan	Apr. 2026	—	3,000	12.0%
Hudson Active Adult[6]	JV	May 2026	128	6,654	7.0%[5]
The Landing	SHOP	Jun. 2026	163	130,000	7.0% - 7.5%[5]
The Riviera[7]	SHOP	Jun. 2026	129	118,900	7.0% - 7.5%[5]
Heitman OM Joint Venture[8]	JV	Jun. 2026	31,843	668	6.7%
IRF Joint Venture[9]	JV	Jun. 2026	455,861	16,275	7.3%
Daleville Mezzanine Loan	Loan	Jul. 2026	—	1,287	12.0%
Reston Land Parcel	Land	Sep. 2026	—	15,448	—%
Dispositions					
IRF Portfolio	OM	Jun. 2026	455,861	$ 217,000	7.3%
Vernon Keynote OM	OM	Sep. 2026	22,550	1,850	10.3%

(1) Reflects the initial loan funding date, where applicable.
(2) SHOP/Active Adult reflect home counts; OM reflects total GLA.
(3) Reflects the purchase price, the Company's share of joint venture investments, or the funded loan amount as of quarter end, where applicable.
(4) The Company acquired a 49.0% equity interest in the venture, which entered into a $31.0 million construction loan ($18.4 million funded as of quarter end). Completion is expected in 1Q 2027.
(5) Cash yield upon stabilization.
(6) The Company acquired a 49.0% equity interest in the venture, which entered into a $26.0 million construction loan (not drawn as of quarter end). Completion is expected in 4Q 2027.
(7) Opened March 2026.
(8) The Company acquired a 12.5% equity interest in the asset through an existing joint venture, which entered into a $5.3 million loan at close.
(9) Reflects the Company's 15.0% retained interest in the $217.0 million IRF Portfolio disposition. The venture entered into a $108.5 million loan at close.

Capital Expenditures (Consolidated Portfolio, dollars in thousands)

	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Tenant Improvements	$ 1,249	$ 762	$ 594	$ 1,066	$ 1,601
Leasing Commissions	613	367	550	394	1,136
Building Capital	3,797	2,269	1,550	2,247	1,683
Total Capital Expenditures	**$ 5,659**	**$ 3,398**	**$ 2,694**	**$ 3,707**	**$ 4,420**
Redevelopment Capital	(1,931)	—	—	—	—
FAD Capital Expenditures	**$ 3,728**	**$ 3,398**	**$ 2,694**	**$ 3,707**	**$ 4,420**
Cash NOI	*$ 26,889*	*$ 30,087*	*$ 28,835*	*$ 29,765*	*$ 28,864*
FAD Capital Expenditures / Cash NOI	**13.9%**	**11.3%**	**9.3%**	**12.5%**	**15.3%**

Third Quarter 2026 Supplemental Reporting 17

Components of Net Asset Value (Amounts in thousands)

Cash NOI by Asset Type	3Q 2026 Cash NOI[1]	Annualized	Gross Book Value[2]
Outpatient Medical (OM)	$ 25,281	$ 101,124	$ 1,313,714
Seniors Housing Operating Properties (SHOP)	696	2,788	250,994
Proportionate Share of Unconsol. JV	698	2,792	33,243
Real Estate NOI	**$ 26,675**	**$ 106,704**	**$ 1,597,951**

(1) Excludes Cash NOI attributable to assets not owned as of quarter end.
(2) Proportionate Share of Unconsol. JV reflects equity investment amount.

Other Information

Cash and Cash Equivalents, and Restricted Cash	$ 15,899
Real Estate Loans Receivable, Net	4,385
Land Held for Investment	15,888
Other Assets[1]	31,329
Total	**$ 67,501**
Revolving Credit Facility[2]	$ (169,000)
Unsecured Term Loans[2]	(500,000)
Preferred Stock Liquidation Value	(228,875)
Dividends Payable	(8,928)
Other Note Payable[2]	(1,037)
Other Liabilities[3]	(21,777)
Proportionate Share of JV Debt	(28,158)
Total	**$ (957,775)**
Outstanding Shares at Quarter End[4]	14,294

(1) Includes derivative assets, prepaid assets, and tenant and resident receivables.
(2) Represents principal amount outstanding, excluding the effect of unamortized premiums, discounts, or deferred financing costs.
(3) Includes accounts payable and accrued expenses.
(4) Includes outstanding OP Units and vested LTIP Units.

Third Quarter 2026 Supplemental Reporting 18

Reporting Definitions and Other Disclosures Annualized Base Rent: Annualized base rent ("ABR") represents monthly base rent for September 2026 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis, or that are in a free rent period, are not included in annualized base rent. Capitalization Rate: The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price. Funds from Operations Attributable to Common Stockholders and Noncontrolling Interest and Core Funds from Operations Attributable to Common Stockholders and Noncontrolling Interest: Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) and core funds from operations attributable to common stockholders and noncontrolling interest (“Core FFO”), formerly referred to as “Adjusted funds from operations attributable to common stockholders and noncontrolling interest, or (AFFO)” are non-GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and Core FFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes FFO provides a complete picture of its performance that is more informative than GAAP net income or loss. FFO provides perspective on trends in occupancy rates, rental rates, operating costs, development activities and interest costs, and helps the Company more immediately compare the most recent GAAP measurement, net income or loss. Core FFO, formerly referred to as “Adjusted funds from operations attributable to common stockholders and noncontrolling interest, or (AFFO)”, is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing nonrecurring and non-cash items that do not reflect ongoing operations. Management calculates Core FFO by modifying the NAREIT definition of FFO by (i) removing certain non- recurring expenses, as well as other certain non-cash and non-recurring IT costs, (ii) removing amortization related to capitalized leasing and acquisition costs, (iii) removing amortization of above and below market leases and amounts associated with the write-off of above and below market leases for certain early lease terminations (iv) adding back straight-line rent adjustments, (v) recurring amortization of debt issuance costs, (vi) severance and executive transition costs, (vii) share-based compensation expense and (viii) other items related to unconsolidated partnerships and joint ventures. Management believes that reporting Core FFO in addition to FFO is a useful supplemental measure for the investment community when evaluating the operating performance of the Company on a comparative basis. Funds Available for Distribution Attributable to Common Stockholders and Noncontrolling Interest: We calculate funds available for distribution attributable to common stockholders and noncontrolling interest (“FAD”) by deducting capital expenditures for property improvements made to maintain the condition of properties from Core FFO. The Company believes FAD is useful in analyzing the amount of cash available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend sustainability. Third Quarter 2026 Supplemental Reporting 19

Reporting Definitions and Other Disclosures (continued) Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”): We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures, to reflect EBITDAre on the same basis, as applicable. We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, adjustments related to our investment in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Expenses per Occupied Room (“ExPOR”): ExPOR represents the average monthly expenses incurred per occupied home. ExPOR is calculated as the monthly average Total Expenses divided by the average occupied homes during the reporting period. NOI, Cash NOI and Same-Property Cash NOI: We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expense, general and administrative expense, impairments, gain or loss on sale of investment properties, interest expense, and other non-operating items. Cash NOI and Same-Property Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure improved property-level cash operating results. The Company defines Cash NOI as NOI excluding non-cash items such as above and below market lease intangibles and straight-line rent. Cash NOI is historical and not necessarily indicative of future results. Same-Property Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same-Property Cash NOI also excludes lease terminations fees and joint ventures and other income in order to remove non-recurring items and joint venture-related income from our NOI. Revenue per Occupied Room (“RevPOR”): RevPOR represents the average monthly revenue generated per occupied home. RevPOR is calculated as the monthly average Cash Revenue divided by the average occupied homes during the reporting period. Third Quarter 2026 Supplemental Reporting 20

Reporting Definitions and Other Disclosures (continued) Other Disclosures Non-GAAP Financial Measures: Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company’s operating performance. For the Company, non-GAAP measures consist of FFO attributable to common stockholders and noncontrolling interest, Core FFO attributable to common stockholders and noncontrolling interest, FAD attributable to common stockholders and noncontrolling interest, EBITDAre and Adjusted EBITDAre, Net Operating Income (“NOI”), cash NOI and same-property cash NOI. A non-GAAP measure is generally defined as one that departs from traditional GAAP financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non-GAAP financial measures because these measures are observed by management and they also may be used by the predominant REIT research analysts, as well as by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures. The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered alternatives to net income as measures of the Company’s operating performance, or as alternatives to cash flow as measures of the Company’s liquidity. Moreover, while these non-GAAP measures indicate why the Company utilizes these measures, they should be considered supplemental in nature and not superior to comparable GAAP measures. To facilitate a clear understanding of these non-GAAP financial measures, quantitative reconciliations of these non-GAAP measures to the most directly comparable GAAP measures of net income and cash flows from operations as presented elsewhere herein. Additional Information: The information in this document should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.chironre.com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. Certain information contained in this package, including, but not limited to, information contained in our key tenants profiles is derived from publicly-available third- party sources. The Company has not independently verified this information and there can be no assurance that such information is accurate or complete. Third Quarter 2026 Supplemental Reporting 21